SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GREEN PLAINS RENEWABLE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2010

Dear Shareholder,

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. to be held at 10:00 a.m., Central Time, on Wednesday, May 5, 2010 at the Hilton Omaha Hotel located at 1001 Cass Street, Omaha, Nebraska.

A Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2009 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS RENEWABLE ENERGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 5, 2010

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Plains Renewable Energy, Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Wednesday, May 5, 2010 at the Hilton Omaha Hotel located at 1001 Cass Street, Omaha, Nebraska, for the following purposes:

1.	To elect three directors to serve three-year terms that expire at the 2013 annual meeting; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items are more fully described in the accompanying Proxy Statement. The Company has fixed the close of business on March 10, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a Proxy Card; and (ii) notifying you of the availability of our proxy materials on the Internet. This Notice and Proxy Statement and our 2009 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY PROMPTLY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE PROXY CARD.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

April 8, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 5, 2010

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2010 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Wednesday, May 5, 2010 at the Hilton Omaha Hotel located at 1001 Cass Street, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect three Directors and to transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2009 Annual Report are first being mailed to shareholders entitled to vote at the Annual Meeting on or about April 8, 2010.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on March 10, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 31,743,958 shares of Common Stock issued and outstanding, including all unvested restricted stock, at the close of business on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of Directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to:

Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. If your shares are registered directly in your name with the Company’s transfer agent, with respect to those shares, you are considered the “shareholder of record” or a “registered shareholder” and these materials were sent to you directly by the Company. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•	By going to the Internet website indicated on the Proxy Card and following the instructions provided (you will need the control number from your Proxy Card);

•	By calling the toll-free telephone number indicated on the Proxy Card (you will need the control number from your Proxy Card);

•	By signing, dating and returning the enclosed Proxy Card; or

•	By written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares FOR Proposal 1.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. Proposal 1 is considered non-routine.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by Directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each Director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Prior to and immediately following the October 15, 2008 merger with VBV LLC and its subsidiaries (the “VBV merger transaction”), the Company was governed by a nine-member Board of Directors. Pursuant to a shareholders’ agreement entered into in connection with the VBV merger transaction (the “Shareholders’ Agreement”), two wholly-owned subsidiaries of NTR plc, NTR US Biosystems Holdings Limited (f/k/a Bioverda International Holdings Limited) and Greenstar North America Holdings Inc. (collectively, “Bioverda”), together have the right, as long as they collectively own at least 33.5% of the Company’s outstanding Common Stock, to designate four individuals to be nominated for election as Directors. Bioverda’s initial nominees were Jim Anderson, Jim Barry, James Crowley and Michael Walsh. Similarly, as long as Wilon Holdings, S.A. (“Wilon”) owns at least 2.5% of the Company’s outstanding Common Stock, it will have the right to designate one individual to be nominated for election as a Director. Wilon’s initial nominee was Alain Treuer. Directors Gordon Glade, Gary Parker, Brian Peterson and Wayne Hoovestol continued to serve on the Board after the merger. Except for the Bioverda and Wilon nominees, the Directors will be nominated for election by the Board of Directors or the shareholders in accordance with the Company’s bylaws and Nominating Committee procedures, as outlined below. The Company has agreed to cause the Bioverda nominees and the Wilon nominee to be nominated for election as Directors of the Company and has agreed to solicit proxies for the election of such nominees and recommend that shareholders vote in favor of each nominee. The Shareholders’ Agreement also provides that each committee of the Board shall, subject to applicable director independence rules, include at least two Bioverda nominees or one Bioverda nominee and one Wilon nominee.

The Board currently consists of ten members, divided into three groups. One group of Directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of Directors is elected on a rotating basis. James Crowley (a Bioverda nominee), Gordon Glade and Gary Parker are up for re-election at the 2010 Annual Meeting (to serve until the 2013 annual meeting or until their respective successors shall be elected and qualified). The terms of Jim Anderson (a Bioverda nominee), Wayne Hoovestol and Michael Walsh (a Bioverda nominee) expire at the 2011 annual meeting. The terms of Jim Barry (a Bioverda nominee), Todd Becker, Brian Peterson and Alain Treuer (the Wilon nominee) expire at the 2012 annual meeting.

Director Independence

A Director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and otherwise satisfies the independence requirements of applicable Nasdaq Stock Market (“NASDAQ”) and SEC rules. The Board has reviewed the independence of its current Directors and nominees and found that, except for Mr. Becker and Mr. Hoovestol due to their current and prior positions with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held five meetings during 2009. Meetings were conducted via teleconference or in person. No incumbent Director attended fewer than seventy-five percent (75%) of the aggregate of Board meetings and committee meetings held on which an incumbent Director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings. All Board members attended the 2009 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee is comprised of four Directors, all of whom meet the independence standards of NASDAQ and the SEC. Audit Committee members are Jim Anderson, James Crowley, Gordon Glade and Brian Peterson, with Mr. Crowley serving as Chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2009, the Audit Committee held five meetings via teleconference or in person.

The Audit Committee Charter was revised in March 2009 and is attached as Appendix A hereto. The Audit Committee Charter is also posted on the Company’s website at www.gpreinc.com. The Audit Committee Charter is reviewed, revised and updated on an annual basis.

The function of the Audit Committee, as detailed in the Audit Committee Charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and Company management.

Compensation Committee

The Compensation Committee is comprised of four Directors, all of whom meet the independence standards of NASDAQ and the SEC. Compensation Committee members are Jim Anderson, Gary Parker, Alain Treuer and Michael Walsh, with Mr. Treuer serving as Chairman. During 2009, the Compensation Committee met three times via teleconference or in person. The Compensation Committee Charter is posted on the Company’s website.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of Directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for Directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to the Company’s overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating Committee

The Nominating Committee is comprised of three Directors, all of whom meet the independence standards of NASDAQ and the SEC. Nominating Committee members are Jim Barry, Gordon Glade and Gary Parker, with Mr. Barry serving as Chairman. During 2009, the Nominating Committee met one time. The Nominating Committee Charter is posted on the Company’s website.

The function of the Nominating Committee, as detailed in the Nominating Committee Charter, is to recommend to the Board the slate of Director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended Director nominees, including candidates recommended by shareholders, the Nominating Committee considers criteria that include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each Director nominee and continuing Director containing information regarding the person’s service as a Director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a Director for the Company.

It is the policy of the Nominating Committee to consider candidates recommended by security holders, Directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with the Company’s bylaws.

The Nominating Committee will evaluate whether an incumbent Director should be nominated for re-election to the Board or any committee of the Board upon expiration of such Director’s term using the same factors as described above for other Board candidates. The Nominating Committee will also take into account the incumbent Director’s performance as a Board member. Failure of any incumbent Director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating Committee in evaluating the performance of such Director. The Nominating Committee recommended that the three incumbent Directors whose terms of office expire at the 2010 Annual Meeting be included on the ballot for re-election as Directors for a three-year term expiring at the 2013 annual meeting. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which the Company operates and overall contributions to the Board. See the discussion above under Board of Directors regarding the designation of nominees by the Bioverda entities and Wilon.

Code of Ethics

The Board has adopted a Code of Ethics that applies to its Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the Code of Ethics is published on the Company’s website at www.gpreinc.com in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews the Company’s Risk Management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the Chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee Directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best provides appropriate leadership for the Company at that time. Over the last several years, the Company has had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee Chairman and Chief Executive Officer (January 2009 to February 2009 and November 2009 to present); separate Chairman and Chief Executive Officer, with the Chairman being a member of the Company’s management (March 2009 to November 2009); combined Chairman and Chief Executive Officer (October 2008 to December 2008); and separate non-employee Chairman and Chief Executive Officer (prior to October 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as the Board Chairman, and Mr. Becker serving as the Chief Executive Officer, is appropriate given the experience of each individual. Both individuals are currently deemed not to be independent. The independent members of the Board meet regularly in executive session with the other independent, non-management Directors. The Board, with guidance from the Nominating Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating Committee has recommended and the Board has nominated for re-election James Crowley, Gordon Glade and Gary Packer, each to serve a term that expires at the 2013 annual meeting. All of the nominees are presently Directors, have consented to being named in this Proxy Statement and have agreed to serve if elected.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the three nominees. As explained above, the Company’s Directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES NAMED HEREIN.

The following paragraphs set forth information about the nominees and the Company’s continuing Directors. All Director biography information is as of April 8, 2010.

Nominees for Election at the 2010 Annual Meeting

JAMES CROWLEY, 63, who has served as a Director since October 2008, also serves as Chairman of the Board’s Audit Committee. Mr. Crowley has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies and has served on a number of educational and not-for-profit boards. Mr. Crowley has a Masters degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. The Board concluded that Mr. Crowley should serve as a Director because he qualifies as an audit committee financial expert, possessing the requisite education and business acumen, along with having served on other boards and as an audit committee chair of another company.

GORDON GLADE, 39, who has served as a Director since December 2007, also serves on the Board’s Audit and Nominating Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. The Board concluded that Mr. Glade should serve as a Director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

GARY PARKER, 60, who has served as a Director since November 2007, also serves on the Board’s Compensation and Nominating Committees. Mr. Parker is the President, Chief Executive Officer and owner of GP&W Inc., d/b/a Center Oil Company, of St. Louis, Missouri, which he founded in 1986 to market gasoline and other petroleum products. Mr. Parker is also the founder of Center Ethanol Company LLC, which owns a 54 million gallon ethanol plant with rail and barge access on the Mississippi River, located in Sauget, Illinois. He also serves on the board of Reliance Bancshares Inc., a publicly-traded bank holding company. Mr. Parker has a Bachelor of Science degree in Business Administration from Wichita State University. The Board concluded that Mr. Parker should serve as a Director because his energy background, including that within the ethanol industry, along with other board experience, is beneficial to the Board.

Continuing Directors with Terms Expiring in 2011

JIM ANDERSON, 52, who has served as a Director since October 2008, also serves on the Board’s Audit and Compensation Committees. Mr. Anderson joined The Gavilon Group, LLC in March 2010 as Chief Operating Officer, Fertilizer. Mr. Anderson served United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, as Chief Executive Officer and member of the board of directors from September 2006 to February 2010. Prior to that, beginning in April 2003, he served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. The Board concluded that Mr. Anderson should serve as a Director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of the Company’s operations.

WAYNE HOOVESTOL, 52, has served as a Director since March 2006 and as Chairman of the Board since October 2008. Mr. Hoovestol served as Chief Operating Officer from January 2007 to February 2007, and as Chief Executive Officer from February 2007 to December 2008 (he resigned from this position effective January 1, 2009). He was appointed as Chief Strategy Officer in March 2009. He resigned as Chief Strategy Officer in November 2009 and is no longer an employee of the Company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. The Board concluded that Mr. Hoovestol should serve as a Director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

MICHAEL WALSH, 53, who has served as a Director since October 2008, also serves on the Board’s Compensation Committee. Mr. Walsh was appointed Group Finance Director of NTR plc, a leading international environmental and renewable energy company, in February 2003. Prior to that, he was Group Finance Director and Company Secretary of Musgrave Group plc for ten years. Mr. Walsh is currently on the audit committee of Boundary Capital Plc and also holds a number of other non-executive directorships for foreign companies. He is a Chartered Accountant who worked with PricewaterhouseCoopers in both Dublin and London. Mr. Walsh has a Bachelor of Commerce degree from University College Cork. The Board concluded that Mr. Walsh should serve as a Director because his deep financial background and professional experience are assets to the Board. In addition, his global insight provides diversity to the Board.

Continuing Directors with Terms Expiring in 2012

JIM BARRY, 43, who has served as a Director since October 2008, also serves as Chairman of the Board’s Nominating Committee. Mr. Barry was appointed Chief Executive Officer of NTR plc in June 2000 after serving as Assistant Chief Executive and General Manager, Development. Prior to joining NTR, he worked with Bain and Company, a global consulting firm, and in the investment banking division of Morgan Stanley International. Mr. Barry is on the Council of Patrons of Special Olympics Ireland and is a board member of The Ireland Funds. He also sits on a number of Advisory Boards related to activities at Harvard Business School and University College Cork. Mr. Barry has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Commerce degree from University College Cork. The Board concluded that Mr. Barry should serve as a Director because of the proven leadership skills, energy industry expertise and international experience that he brings to the Board.

TODD BECKER, 44, was named President and Chief Executive Officer of the Company on January 1, 2009, and was appointed as a Director on March 10, 2009. Mr. Becker served as the Company’s President and Chief Operating Officer from October 2008 to December 2008 and as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 20 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker has a Masters degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. The Board concluded that Mr. Becker should serve as a Director because he provides an insider’s perspective about the business and the strategic direction of the Company to Board discussions. His extensive commodity experience and leadership traits make him an essential member of the Board.

BRIAN PETERSON, 46, who has served as a Director since 2005, was named to the Board’s Audit Committee in March 2009. Mr. Peterson also served as Executive Vice President in charge of site development from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by the Company in 2006. For the last twenty-three years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. The Board concluded that Mr. Peterson should serve as a Director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 37, who has served as a Director since October 2008, also serves as Chairman of the Board’s Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global Investment and Financial Consulting firm. He was appointed Chief Executive in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings, S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. Mr. Treuer has a Masters degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. The Board concluded that Mr. Treuer should serve as a Director because the business experiences of Mr. Treuer, combined with his education and global acumen, allows him to provide unique operational insights to the Board.

DIRECTOR COMPENSATION

The Company, upon the recommendation of the Compensation Committee, compensates its Directors through a retainer structure for preparation and attendance at Board meetings and committee meetings, and for serving as a committee chairman. Each non-employee Director is paid $30,000 per year for serving on the Board, including serving on Board committees. In addition, the Audit Committee chairman receives $15,000 annually, the Compensation Committee chairman receives $7,500 annually and the Nominating Committee chairman receives $1,250 annually. In addition, Board members are reimbursed for travel and other business-related expenses.

As an employee, Mr. Becker did not receive compensation as a Director. See the Summary Compensation Table for information on his compensation. Mr. Hoovestol was an employee until November 2009 and received compensation as a Director only in November and December.

On May 26, 2009, the Company’s non-employee Directors, except Messrs. Barry and Walsh (who declined the grant), each received a grant of 10,000 deferred stock units (DSUs) pursuant to the 2009 Equity Incentive Plan. The award vests after one year. Until shares are issued pursuant to the DSU agreement, which does not occur until the third anniversary of the grant date, the Directors have no voting, dividend or other rights or privileges with respect to the shares. Annual individual DSU grants will be awarded equal to the lesser of $50,000 in value, as measured on the date of grant, or 10,000 DSUs.

In 2009, the Compensation Committee engaged an independent compensation consultant from Frederic W. Cook & Co., Inc. (“F.W. Cook”) to evaluate the Company’s non-employee Director compensation program and provide recommendations for changes to ensure the Company’s program is market-competitive and consistent with recognized corporate governance “best practices.” The foregoing compensation program was approved based upon such recommendations in June 2009.

The following table sets forth 2009 compensation for non-employee Directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (1)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	5,000	-	-	-	5,000
Jim Anderson	30,000	28,200	-	-	58,200
Jim Barry (2)	31,250	-	-	-	31,250
James Crowley	45,000	28,200	-	-	73,200
Gordon Glade	30,000	28,200	-	-	58,200
Gary Parker	30,000	28,200	-	-	58,200
Brian Peterson	30,000	28,200	-	-	58,200
Alain Treuer	37,500	28,200	-	-	65,700
Michael Walsh (2)	30,000	-	-	-	30,000
(1)	Amounts for “Stock awards” and “Option awards” reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. Refer to footnote 11 to the Company’s consolidated financial statements in the Company’s Form 10-K, as amended, for the year ended December 31, 2009 for more information regarding option assumptions and valuation.
(2)	Director compensation for Messrs. Barry and Walsh is paid to Bioverda US Holdings LLC pursuant to a Director Service Agreement.

EXECUTIVE OFFICERS

The following table provides certain information regarding the Company’s executive officers as of April 8, 2010.

Name	Age	Position
Todd A. Becker	44	President and Chief Executive Officer (and Director)
Jerry L. Peters	52	Chief Financial Officer
Jeffrey S. Briggs	45	Chief Operating Officer
Carl S. (Steve) Bleyl	51	Executive Vice President – Ethanol Marketing
Ronald B. Gillis	60	Executive Vice President – Finance and Treasurer
Michelle S. Mapes	43	Executive Vice President – General Counsel and Corporate Secretary
Michael C. Orgas	51	Executive Vice President – Commercial Operations
Edgar E. Seward Jr.	43	Executive Vice President – Plant Operations

Biographical information related to Todd Becker, who also serves as a Director of the Company, is provided above in this Proxy Statement.

JERRY PETERS joined the Company as Chief Financial Officer in June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, Mr. Peters was employed by KPMG LLP as a certified public accountant. Mr. Peters has a Masters degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

JEFF BRIGGS joined the Company as Chief Operating Officer in November 2009. Mr. Briggs served as a consultant to the Company from July 2009 to November 2009. Prior to his consulting role, Mr. Briggs was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, Mr. Briggs acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

STEVE BLEYL joined the Company as Executive Vice President – Ethanol Marketing in October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 until September 2007, Mr. Bleyl served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a co-operative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl worked for over 20 years in various senior management and executive positions in the fuel industry. Mr. Bleyl has a Masters degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the United States Military Academy.

RON GILLIS joined the Company as Executive Vice President – Finance and Treasurer in October 2008. Mr. Gillis served as Chief Financial Officer for VBV LLC from August 2007 to October 2008. From May 2005 until July 2007, Mr. Gillis served as Chief Financial Officer of Renewable Products Marketing Group LLC, an ethanol marketing company. Prior to that, Mr. Gillis served for over 20 years in senior financial management, control and audit positions with ConAgra Foods Inc. in the commodity trading area, both domestic and international. Mr. Gillis is a certified management accountant and holds an Honors Commerce degree from the University of Manitoba.

MICHELLE MAPES was named Executive Vice President – General Counsel and Corporate Secretary in November 2009 after joining the Company in September 2009 as its General Counsel. Prior to joining Green Plains, Ms. Mapes was a Partner at Husch Blackwell Sanders, LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, Ms. Mapes was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel to Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, Masters degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska-Lincoln.

MIKE ORGAS joined the Company as Executive Vice President – Commercial Operations in November 2008. Mr. Orgas has extensive experience in supply chain management, logistics, risk management, and strategic planning. From May 2004 to October 2008, Mr. Orgas served as the Director of Raw Materials Strategic Sourcing and Risk Management for the Malt-O-Meal Company. From February 2003 to December 2003, Mr. Orgas was a Partner in the Agribusiness/Food Practice of McCarthy & Company, an advisory services firm. Prior to that, Mr. Orgas served in various management capacities at ConAgra Foods, Inc. and at General Mills. Mr. Orgas has a Masters degree in Business Management from the University of Montana and a Bachelor of Science degree in Business Administration from the University of Minnesota.

EDGAR SEWARD joined the Company as Executive Vice President – Plant Operations in October 2008. From May 2006 until October 2008, Mr. Seward served as the General Manager for Indiana Bio-Energy, LLC, a subsidiary of VBV LLC, where he managed development of the Bluffton ethanol plant from its inception through construction, staffing and operations. From January 2004 to April 2006, Mr. Seward served as a General Manager for United Bio-Energy, LLC, where he managed development of and provided technical support for multiple dry mill ethanol facilities. From October 2002 to December 2003, Mr. Seward served as a project manager for ICM, Inc., where he was actively involved in the design and specifications for dry milling technologies and facilities. Prior to that, Mr. Seward served in operations for a bio-technology business in the United Kingdom and in operations management at Aventine Renewable Energy. Mr. Seward has a Masters degree in Business Administration from the University of Illinois and a Bachelor of Science degree in Biology from Culver-Stockton College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process the Company follows for making executive compensation decisions; and

•	information about 2009 compensation earned by the following executive officers (“Named Executive Officers”):

¡	Todd A. Becker – President and Chief Executive Officer

¡	Jerry L. Peters – Chief Financial Officer
¡	Michael C. Orgas – Executive Vice President—Commercial Operations
¡	Steve Bleyl – Executive Vice President—Ethanol Marketing
¡	Ronald B. Gillis – Executive Vice President—Finance and Treasurer

Executive Compensation Philosophy

The Compensation Committee has structured the Company’s executive compensation policy based upon the following goals:

•	To attract, motivate and retain talented executive officers and other key employees.

•	To use incentive compensation to reinforce strategic performance objectives.

•	To align the interests of executive officers and key employees with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared.

As described below, compensation for executive officers consists of three components: base compensation, annual performance/bonus awards and long-term incentive compensation. Equity awards are made pursuant to the Company’s 2009 Equity Incentive Plan, which was approved by the Company’s shareholders in May 2009 (the “2009 Equity Incentive Plan”).

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Company’s executive compensation program, and reviewing and approving annually all compensation decisions relating to the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for the Company’s Named Executive Officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the executive’s performance and contribution to the Company’s overall performance. The Chief Executive Officer plays no role in setting his own compensation.

The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company’s outside compensation consultant. The Compensation Committee retained F.W. Cook as a consultant during 2009 to assist with its responsibilities related to the Company’s executive and Board compensation programs. F.W. Cook’s fees for executive compensation consulting to the Compensation Committee during 2009 were $54,260. The executive compensation services provided include assisting in defining the Company’s executive compensation strategy, providing market benchmark information, supporting the design of incentive compensation plans, advising on the competitiveness of Board compensation, and providing regulatory and governance guidance. During 2009, F.W. Cook provided no other services to the Company.

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a significant component, for the Company’s executive officers. Market compensation data described below guides the Compensation Committee in the determination of total pay, which includes base pay, bonuses, equity compensation and benefits. The Compensation Committee reviews both national and industry specific compensation data. Each executive is evaluated against the market pay data and adjustments are made based on individual factors such as experience level and job performance. The objective is to fashion a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company. Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire taking into account the above-factors, other than tenure. To attract quality talent with the expertise to perform required duties, base salaries are established to be consistent with salaries paid to personnel in similar positions in the market. These salaries may be adjusted to consider the overall compensation package, which may include bonuses, incentive pay and other forms of compensation, such as benefits. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance. The Company adjusted base salaries for Todd Becker, Mike Orgas and Ron Gillis in November 2009 based upon a review of general industry compensation data, not specific to any company, from F.W. Cook. For Mr. Becker, the Company relied upon data from the Hay Group, as well. The Hay Group methodology evaluates positions and determines the number of points the position has and then compares such position to positions with similar points. For other executive positions, the Compensation Committee was guided by general industry data from F.W. Cook. Given the growth the Company has experienced, the Compensation Committee expects that it will continue to evaluate compensation data and methodologies for benchmarking from independent compensation consultants.

For 2009, the base salaries for the Company’s Named Executive Officers were as follows: Todd Becker – $400,000, which increased to $450,000 in November 2009; Jerry Peters – $280,000; Michael Orgas – $200,000, which increased to $250,000 in November 2009; Steve Bleyl – $250,000; and Ron Gillis – $200,000, which increased to $225,000 in November 2009.

Annual Performance/Bonus Awards

Annual bonuses are one form of incentive compensation used by the Company to reinforce performance-based objectives and retain key personnel. No specific performance-based objectives were established for the Named Executive Officers during 2009. Rather, the Compensation Committee took into account the Company’s financial performance in 2009 while individual employee performance was considered on a subjective level, utilizing the 2010 performance goals set forth in the Company’s Short-Term Incentive Plan, which was approved by the Board in January 2010. As previously disclosed, the Short-Term Incentive Plan provides that certain specified employees of the Company may be awarded cash bonuses by the Compensation Committee upon meeting certain specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals are set from time-to-time by the Compensation Committee and may differ from employee to employee and from award to award. Each current employee who is an executive officer in the Company is a participant in the Short-Term Incentive Plan, as well as certain other officers of the Company. See the Summary Compensation Table below for the cash bonuses awarded for 2009.

For 2010, the Compensation Committee has established specific performance goals and set target levels of cash bonuses based on a percentage of base salary.

Long-Term Incentive Compensation

Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under the Company’s 2009 Equity Incentive Plan.

The Company’s ability to operate its business and implement its strategies effectively depends, in part, on the efforts of its executive officers and other key personnel. The Company’s executive officers have developed expertise in ethanol and related industries, and they have hired qualified managers and key personnel to operate the Company’s plants, agribusiness operations, and marketing and distribution business. The grants of restricted stock, options or deferred stock units to executive officers encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if the employee leaves the Company, such awards are anticipated to provide a long-term incentive to remain with the Company.

Based on Compensation Committee assessments and recommendations, the Company’s long-term compensation program includes the following components to assist in aligning management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of Company objectives as well as individual performance against individual objectives.

As part of its process, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position and the value of each individual’s contributions to the Company, as well as competitive norms. During 2009, individuals’ contributions were assessed by the Compensation Committee on a subjective basis.

Based on the Company’s financial performance in 2009, and individual performance evaluations, stock awards were granted for 2009 performance and issued in February 2010. In addition to the restricted stock award granted to Mr. Becker, an option grant of 100,000 shares was also awarded on December 22, 2009 at an exercise price of $12.48. The options were granted as a result of the compensation review by the Compensation Committee in November 2009, as discussed under Base Compensation.

To align the interests of the executives with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of the Company’s executive officers, the restricted stock awards vest 25% on the grant date and 25% each year for the next three years. Because they were granted in 2010, the stock awards do not appear in the Summary Compensation Table for 2009. The amounts shown under stock awards in 2009 were for grants made in 2009 for 2008 performance. These awards to the Company’s Named Executive Officers consisted of grants of 150,000 shares to Mr. Becker, 10,227 shares to Mr. Peters, 17,045 shares to Mr. Orgas, 18,182 shares to Mr. Bleyl and 9,091 shares to Mr. Gillis.

For 2010, the Company has established that it desires to make awards that provide total compensation (subject to the attainment of specific performance goals) for the executive officers to achieve total compensation in a range of the 50th to 75th percentile of total compensation, with a target allocation of the 62 1/2th percentile, as measured by the annual compensation study which is expected to be conducted by an independent compensation consultant, and evaluated annually by the Compensation Committee. The study is expected to take into account a peer group mutually agreed upon by the Compensation Committee and the consultant. To become eligible for an award:

•	the executive officer is expected to have met his or her individual measurable performance objectives; and

•	the Company is expected to have achieved for the year:

¡	satisfactory progress toward its measurable multi-year strategic plan objectives;

¡

attainment of established banded EBITDA (defined as earnings before interest, income taxes, noncontrolling interests, depreciation and amortization) measurements that, for initial eligibility, result in positive profit before tax; and

¡	for target awards, attainment within the range of 85% to 115% of budgeted EBITDA.

The Compensation Committee retains discretion to make exceptions to these parameters in the event of circumstances beyond the Company’s control. Awards may be in a combination of options and restricted stock. Awards are expected to be awarded consistent with the target allocation based on achievement of performance goals. Awards will vest 25% upon grant, with the remaining vesting equally over the following 3 years.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 with respect to each of the Named Executive Officers unless certain specific performance criteria are satisfied. The 2009 Equity Incentive Plan was designed to help ensure that incentive compensation awarded thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). While the Company’s long-term executive compensation program seeks to maximize the tax deductibility of executive compensation, the Compensation Committee retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts may not be deductible under Section 162(m).

Employment and Severance Agreements

The Company has entered into employment agreements with Todd Becker, Jerry Peters and Mike Orgas. These agreements are described below. The Company has provided employment offer letters to Steve Bleyl and Ron Gillis, which are described below. Their employment is at-will, but certain benefits are provided upon a change in control or termination without cause, as set forth below at “Potential Payments upon Termination or Change in Control.”

The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements or offer letters based on its periodic review of compensation data.

Summary Compensation Table

The following table provides certain compensation information for the year ended December 31, 2009, for the 13-month period from December 1, 2007 to December 31, 2008, and for the fiscal year ended November 30, 2007 as to the Company’s Named Executive Officers.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($) (1) (2)	Option awards ($) (2)	All other comp. ($) (3)	Total ($)
Todd A. Becker (4)	2009	408,333	720,000	306,500	770,000	13,266	2,218,099
President and Chief	2008	84,872	400,000	124,151	394,000	605,688	1,608,711
Executive Officer	2007	-	-	-	-	-	-

Jerry L. Peters	2009	283,321	224,000	22,500	-	10,242	540,063
Chief Financial Officer	2008	236,256	123,500	149,750	174,784	6,371	690,661
	2007	95,731	38,000	239,520	107,400	-	480,651

Michael C. Orgas (4)	2009	204,861	250,000	37,500	-	211,683	704,044
Executive Vice President -	2008	33,333	62,500	80,750	93,974	9,850	280,407
Commercial Operations	2007	-	-	-	-	-	-

Steve Bleyl (4)	2009	250,000	250,000	50,000	-	858	550,858
Executive Vice President -	2008	53,045	175,000	299,500	174,784	-	702,329
Ethanol Marketing	2007	-	-	-	-	-	-

Ronald B. Gillis (4)	2009	204,167	150,000	20,000	-	10,234	384,401
Executive Vice President -	2008	42,436	20,000	149,750	174,784	1,521	388,491
Finance and Treasurer	2007	-	-	-	-	-	-
(1)	Includes unpaid cash bonuses as of December 31, 2009. For 2009 bonuses, any cash payments are included in the “Bonus” column. Any 2009 bonus amounts paid in restricted stock, but not granted until 2010, are not included in this table. The amount shown in the stock awards column for 2009 includes awards made in 2009 for 2008 compensation. All stock awards were 25% vested at time of grant, with remaining vesting to occur over a three-year period. See “Compensation Discussion and Analysis” for additional information.
(2)	Amounts for “Stock awards” and “Option awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Certain option award amounts for 2008 and 2007 reflect the aggregate fair value computed on October 15, 2008, the date pre-merger options were revalued. Refer to footnote 11 to the Company’s consolidated financial statements in the Company’s Form 10-K, as amended, for the year ended December 31, 2009 for more information regarding option assumptions and valuation.

(3)	“All other compensation” generally consists of the Company match to the executive officer’s 401(k) retirement plan. For Mr. Becker, the 2009 amount consists of insurance premiums paid by the Company and the Company match on Company retirement plans, and the 2008 amount represents payments made, pursuant to Mr. Becker’s employment agreement, to Prudential Financial (all reimbursements were made to Prudential in early 2009) for moving expenses, realtor fees, commissions on sales of houses and losses on sales of houses. See “Employment Arrangements” below for further information on the employment agreement between Mr. Becker and the Company. For Mr. Orgas, the 2009 amount consists of payments made pursuant to Mr. Orgas’ employment agreement for moving expenses and housing allowances totaling $205,341, with the remainder consisting of Company match on Company retirement plans. For Messrs. Peters, Bleyl and Gillis, 2009 amounts generally consist of the Company match on Company retirement plans.
(4)	Messrs. Becker, Bleyl and Gillis became employees and were named executive officers of the Company following completion of the VBV merger transaction on October 15, 2008. Compensation presented for these executive officers in 2008 is for the period from October 15, 2008 to December 31, 2008, except for the amounts described in note (3) related to 2009 payments related to Mr. Becker’s 2008 relocation to Omaha, Nebraska. Mr. Orgas became an executive officer in November 2008.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, the Company entered into an employment agreement with Todd A. Becker to serve as the Company’s President and Chief Operating Officer. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. Mr. Becker had served as Chief Executive Officer of VBV until the closing of the VBV merger transaction. Mr. Becker was named President and Chief Executive Officer of the Company on January 1, 2009. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) a minimum annual salary of $400,000, which increased to $450,000 in November 2009; (ii) an annual bonus of up to 50% of annual base salary based on objectives to be set by the Company and the Board’s Compensation Committee; (iii) awards of long-term incentive benefits of a type and at a level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries; and (iv) on the closing date of the VBV merger transaction, a fully-exercisable option to acquire 150,000 shares at an exercise price equal to the greater of $10 per share or the closing price of the Company’s Common Stock on such date. Any shares acquired by Mr. Becker pursuant to exercise of the option may not be transferred, except to family members or to a trust for the benefit of Mr. Becker or his family members, for a period of three years after the closing of the VBV merger transaction, subject to certain exceptions. Those exceptions include (i) a Change in Control generally as defined in the 2007 Equity Compensation Plan and clarified in Mr. Becker’s employment agreement, and (ii) the termination of Mr. Becker’s employment without Cause or for Good Reason (as those terms are defined in the employment agreement), or due to Mr. Becker’s death or disability. Upon execution of Mr. Becker’s employment agreement, Mr. Becker became entitled (i) to relocation assistance to facilitate his move to Omaha, Nebraska, half of which was paid by each of the Company and VBV until closing, after which all relocation costs were paid by the Company, and (ii) to be paid the cost of acquiring his two existing residences at their appraised values and any additional amount by which Mr. Becker’s costs of acquiring and improving his two existing residences exceed their appraised values. Mr. Becker’s employment is “at-will” and may be terminated at any time by the Company or Mr. Becker. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Peters.    Effective October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary of $280,000, with adjustments considered annually, (ii) bonus compensation in an amount up to fifty percent of annual base salary, payable annually, based on objectives set by the Company, (iii) participation in the long-term incentive program developed by the Company, and (iv) other benefits that are generally available to Company employees. Mr. Peters’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Orgas.    Mr. Orgas and the Company entered into an employment agreement effective November 1, 2008. The agreement provides for (i) a base salary of $200,000, which increased to $250,000 in November 2009, subject to annual adjustments, (ii) annual bonus of up to 50% of base salary, based on objectives set by the Company, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Orgas also received relocation assistance at the time of his employment. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Bleyl.    On October 15, 2008, Steve Bleyl was named Executive Vice President – Ethanol Marketing at an annual salary of $250,000. He is also eligible for bonus compensation based on objectives to be set by the Company. The Company has provided Mr. Bleyl with an offer letter setting forth the terms of his at-will employment. See Potential Payments upon Termination or Change in Control for additional information.

Mr. Gillis.    On October 15, 2008, Ron Gillis was named Executive Vice President – Finance and Treasurer at an annual salary of $200,000, which increased to $225,000 in November 2009. He is also eligible for bonus compensation based on objectives to be set by the Company. The Company has provided Mr. Gillis with an offer letter setting forth the terms of his at-will employment. See Potential Payments upon Termination or Change in Control for additional information.

Grants of Plan-Based Awards

The following table sets forth information related to grants of stock options and stock awards pursuant to the terms of the 2007 and 2009 Equity Incentive Plans to the Company’s Named Executive Officers during 2009.

Name (1)	Grant date	All other stock awards: number of shares of stock or units (#) (2)	All other option awards: number of securities underlying options (#) (2)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Todd A. Becker (3)	3/10/09	50,000	-	-	67,500
	5/19/09	100,000	-	-	239,000
	12/22/09	-	100,000	12.48	770,000

Jerry L. Peters (4)	2/13/09	25,000	-	-	47,250
	4/10/09	10,227	-	-	22,500

Michael C. Orgas (5)	4/10/09	17,045	-	-	37,500

Steve Bleyl (6)	4/10/09	22,727	-	-	50,000

Ronald B. Gillis (7)	4/10/09	9,091	-	-	20,000
(1)	Columns for “Estimated future payouts under non-equity incentive plan awards” and “Estimated future payouts under equity incentive plan awards” have been omitted from this table because no compensation is reportable thereunder. This table includes equity awards granted in 2009 as part of 2008 bonuses but does not include awards granted in 2010 for 2009 bonuses. See Summary Compensation Table for more information.
(2)	Stock options and restricted stock awards vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.
(3)	Does not include 62,500 shares of restricted stock granted in February 2010 for 2009 performance.
(4)	Does not include 20,000 shares of restricted stock granted in February 2010 for 2009 performance.
(5)	Does not include 20,000 shares of restricted stock granted in February 2010 for 2009 performance.
(6)	Does not include 20,000 shares of restricted stock granted in February 2010 for 2009 performance.
(7)	Does not include 5,000 shares of restricted stock granted in February 2010 for 2009 performance.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the Company’s Named Executive Officers as of December 31, 2009.

	Option awards				Stock awards
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd A. Becker (3)	150,000	-	10.00	10/15/16
	25,000	75,000	12.48	12/22/19
					112,500	1,672,875

Jerry L. Peters (2) (3)	60,000	-	19.96	06/08/15
	25,000	25,000	5.99	10/24/16
					26,420	392,865

Michael C. Orgas (3)	25,000	25,000	3.23	11/01/16
					25,284	375,973

Steve Bleyl (3)	25,000	25,000	5.99	10/15/16
					42,045	625,209

Ronald B. Gillis (3)	25,000	25,000	5.99	10/15/16
					19,319	287,274
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	The VBV merger transaction constituted a Change in Control, which triggered the vesting of certain compensation for Mr. Peters. Stock options exercisable for the remaining 30,000 shares of Common Stock, at an exercise price of $19.96 per share, and 8,000 shares of restricted stock held by Mr. Peters fully vested in conjunction with closing of the VBV merger transaction on October 15, 2008.
(3)	Stock options and restricted stock awards vested 25% immediately and will vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the Company’s Named Executive Officers during 2009.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd A. Becker	-	-	37,500	76,625
Jerry L. Peters	-	-	8,807	17,437
Michael C. Orgas	-	-	10,511	55,437
Steve Bleyl	-	-	18,182	102,125
Ronald B. Gillis	-	-	8,522	49,811

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

The Company entered into an employment agreement with Mr. Becker. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination, (d) all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions and (e) all outstanding options and other equity awards will fully vest.

The employment agreement also contains a “gross-up” provision pursuant to Section 280G of the Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under the Code, the Company shall pay Mr. Becker the amount necessary to make up for the excise tax paid.

For such purposes, “Cause” means one of the following: (a) a material breach by executive of the terms of this Agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company. For purposes of this definition, no act, or failure to act, on executive’s part shall be considered “willful” unless done, or omitted to be done, by executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to executive and an opportunity for executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board executive was guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, “Good Reason” means any of the following if the same occurs without executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom executive is required to report; (d) a material change in the geographic location at which executive must perform the services (for this purpose, any relocation of more than 50 miles shall be deemed a material change); (e) any material reduction or other adverse change in executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by the Company under the employment agreement. To terminate for Good Reason, executive must incur a termination of employment on or before the second (2nd) anniversary of the initial existence of the condition.

Employment Agreement for Mr. Peters

On October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. See “Employment Arrangements” above for additional information. If Mr. Peters is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of (i) one-half of the maximum bonus for that year or (ii) one-half of the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that Good Reason does not include subsection (f) in the definition above and Cause does not include the requirement of an affirmative vote of the Board.

The employment agreement also contains a “gross-up” provision pursuant to Section 280G of the Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax imposed under the Code, the Company shall pay Mr. Peters the amount necessary to make up for the excise tax paid.

Employment Agreement for Mr. Orgas

The Company entered into an employment agreement with Mr. Orgas. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, he will receive an amount equal to six months base salary and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Peters.

Letters to Mr. Bleyl and Mr. Gillis

On October 15, 2008, the Company provided employment offer letters to Mr. Bleyl and Mr. Gillis described above under “Employment Arrangements.” While Mr. Bleyl and Mr. Gills are at-will employees, upon termination without Cause or a Change in Control followed by a termination within six months thereafter, they are entitled to six month’s base salary and three months of continued health coverage paid by the Company, provided both amounts will terminate if the respective executive officer commences full-time employment elsewhere in such period.

For such purposes, “Cause” means a determination by the Company that employment be terminated for any of the following reasons: (a) failure or refusal to comply in any material respect with lawful policies, standards or regulations of Company; (b) a violation of a federal or state law or regulation applicable to the business of the Company; (c) conviction or plea of no contest to a felony under the laws of the United States or any State; (d) fraud or misappropriation of property belonging to the Company or its affiliates; (e) a breach in any material respect of the terms of any confidentiality, invention assignment or proprietary information agreement with the Company or with a former employer, (f) executive’s failure to satisfactorily perform your duties after having received written notice of such failure and at least thirty (30) days to cure such failure, or (g) executive’s misconduct or gross negligence in connection with the performance of your duties.

“Change of Control” is defined as (i) merger, reorganization, consolidation or other acquisition (or series of related transactions of such nature) pursuant to which more than fifty percent (50%) of the voting power of all equity of the Company would be transferred by the holders of the Company’s outstanding shares (excluding a reincorporation to effect a change in domicile); (ii) a sale of all or substantially all of the assets of the Company; or (iii) any other transaction or series of transactions, in which the Company’s shareholders immediately prior to such transaction or transactions own immediately after such transaction less than 50% of the voting equity securities of the surviving corporation or its parent.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a Change in Control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the Plan Administrator. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)

there is a merger, consolidation, or other business combination transaction of the Corporation with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of the Company’s assets are sold.

2009 Equity Incentive Plan. Awards outstanding under the 2009 Equity Incentive Plan will fully vest upon a Change in Control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a Qualifying Termination, or (c) by the Participant for “Good Reason,” if “Good Reason” is defined in the applicable Award Agreement or employment agreement. Qualifying Termination is defined as a termination of employment within twenty-four months following a Change in Control or by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 149d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)	during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s shareholders was approved by a vote of at least two thirds of the Directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of the Company’s assets are sold.

The option award agreement also provides that if an executive is terminated without Cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by Named Executive Officers upon a termination or Change in Control. The tables assume termination as of the close of business on December 31, 2009. The closing price for the Company’s Common Stock on the last trading day of 2009 was $14.87. Post-termination health care represents the approximate value of such benefits.

Upon a Change in Control of the Company the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. As discussed above, the Company has agreed to reimburse Mr. Becker and Mr. Peters for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. Currently, amounts shown as compensation related to Change in Control do not trigger excise taxes as defined in Section 280G and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$1,350,000	$-
Equity Vesting (2)	1,852,125	1,852,125

Benefits and Perquisites
Post-Termination Health Care	13,568	-
Certain Relocation Benefits (3)	-	-

Total	$3,215,693	$1,852,125

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Mr. Becker receives certain relocation assistance in the event of termination without Cause, for Good Reason, or after a termination after a Change in Control, if he relocates more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$280,000	$-
Equity Vesting (2)	614,865	614,865

Total	$894,865	$614,865

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Mike Orgas

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	666,973	666,973

Total	$791,973	$666,973

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Steve Bleyl

Executive Benefits and Payments Upon Termination	Termination without Cause	Termination after a Change in Control	Change in Control
Termination Compensation
Base Salary	$125,000	$125,000	$-
Equity Vesting (1)	111,000	847,209	847,209

Benefits and Perquisites
Post-Termination Health Care	2,497	2,497	-

Total	$238,497	$974,706	$847,209

(1)	In the event of Termination without Cause, vesting occurs for all outstanding options through the next annual anniversary of the grant date. In the event of a Change in Control and Termination after a Change in Control, vesting occurs for all outstanding equity awards and release of restrictions on such awards.

Ron Gillis

Executive Benefits and Payments Upon Termination	Termination without Cause	Termination after a Change in Control	Change in Control
Termination Compensation
Base Salary	$112,500	$112,500	$-
Equity Vesting (1)	111,000	509,274	509,274

Benefits and Perquisites
Post-Termination Health Care	2,497	2,497	-

Total	$225,997	$624,271	$509,274

(1)	In the event of Termination without Cause, vesting occurs for all outstanding options through the next annual anniversary of the grant date. In the event of a Change in Control and Termination after a Change in Control, vesting occurs for all outstanding equity awards and release of restrictions on such awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K, as amended, for the year ended December 31, 2009.

Respectfully submitted,

Alain Treuer, Chairman

Jim Anderson

Gary Parker

Michael Walsh

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During 2009, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a Director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2009 the Compensation Committee reviewed the Company’s executive compensation policies and practices, and determined that the Company’s executive compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviewed the Company’s compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, including: (i) too much focus on equity; (ii) compensation mix overly weighted toward annual incentives; (iii) uncapped payouts; (iv) unreasonable goals or thresholds; or (v) steep payout cliffs at certain performance levels that may encourage short-term decisions to meet payout thresholds.

Moreover, the Compensation Committee determined that, for all employees, the Company’s non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support the Company’s goals and objectives.

PRINCIPAL SHAREHOLDERS

Holdings of Management and Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 10, 2009 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s Directors, including the nominees for election as Director, (iii) each of the Company’s Named Executive Officers, and (iv) all Directors and executive officers, seventeen in number, as a group. On March 10, 2009, the Company had 31,743,958 shares of Common Stock outstanding, including all unvested restricted stock. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. The Shareholders’ Agreement discussed above under “INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Board of Directors” also provides certain registration rights with respect to the shares of Company common stock held by the parties. The Shareholders’ Agreement is filed as Appendix F to the Company’s Registration Statement on Form S-4 filed on September 5, 2008.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total
NTR plc (3)	11,227,653	35.4%
Wilon Holdings, S.A. (4)	2,070,716	6.5%
53rd E Street Urbanizacion Marbella MGM Tower 16th Floor Panama City, Republic of Panama
Alain Treuer (4)	2,070,716	6.5%
Wayne B. Hoovestol (5)	946,592	3.0%
Gary Parker (6)	526,000	1.7%
Todd A. Becker (7)	435,016	1.4%
Brian Peterson (8)	255,100	*
Jerry L. Peters (9)	145,385	*
Steve Bleyl (10)	105,988	*
Michael C. Orgas (11)	83,107	*
Ron B. Gillis (12)	58,528	*
Gordon Glade (13)	21,334	*
Jim Anderson	5,000	*
James Crowley	1,000	*
Jim Barry	-	*
Michael Walsh	-	*
Executive Officers and Directors as a Group (17 persons) (14)	4,763,569	14.8%
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3)	Based on Amendment No. 3 to its Schedule 13D filed on March 19, 2010 with the SEC. Excludes shares beneficially owned by Wilon Holdings, S.A. and Wayne Hoovestol that may be beneficially owned by NTR plc, but which NTR disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. Includes ownership by NTR’s wholly-owned subsidiaries:

		Shares Beneficially Owned	% of Total
(1)	NTR US Biosystems Holdings Limited (f/k/a Bioverda International Holdings Ltd.) Burton Court, Burton Hall Drive Sandyford Dublin, Ireland 18	5,234,000	16.5%
(2)	Greenstar North America Holdings, Inc. 3411 Richmond Suite 700 Houston, TX 77046	5,993,653	18.9%
(4)	Based on Amendment No. 2 to its Schedule 13D filed on March 23, 2010 with the SEC. Excludes shares beneficially owned by NTR and Wayne Hoovestol that may be beneficially owned by Wilon, but which Wilon disclaims beneficial ownership of such shares except to the extent of its pecuniary interest. All 2,070,716 shares are owned by Wilon. Although Alain Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein.
(5)	Based on Amendment No. 1 to his Schedule 13D filed on March 23, 2010 with the SEC. Excludes shares beneficially owned by NTR and Wilon that may be beneficially owned by Mr. Hoovestol, but which Mr. Hoovestol disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes options exercisable within 60 days of March 10, 2010 for 50,000 shares. Also includes 30,000 shares owned by Mr. Hoovestol’s wife.
(6)	Includes 494,000 shares owned by an entity of which Mr. Parker has 100% ownership.
(7)	Includes options exercisable within 60 days of March 10, 2010 for 175,000 shares.

(8)	Includes options exercisable within 60 days of March 10, 2010 for 60,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.
(9)	Includes options exercisable within 60 days of March 10, 2010 for 85,000 shares.
(10)	Includes options exercisable within 60 days of March 10, 2010 for 25,000 shares.
(11)	Includes options exercisable within 60 days of March 10, 2010 for 25,000 shares.
(12)	Includes options exercisable within 60 days of March 10, 2010 for 25,000 shares.
(13)	Includes 17,334 shares owned by entities in which Mr. Glade has ownership.
(14)	Includes options exercisable within 60 days of March 10, 2010 for 478,750 shares for executive officers and Directors as a group. Includes holdings of Wilon Holdings, S.A.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. The Related Party Policy requires the Audit Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationships with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last year) an executive officer, Director or nominee for election as a Director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a Related Party Transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

Related Party Transactions

Sales and Financing Contracts

Three subsidiaries have executed separate financing agreements for equipment with AXIS Capital Inc. Gordon F. Glade, President and Chief Executive Officer of AXIS Capital is a member of the Company’s Board of Directors. A total of $1.6 million and $1.5 million is included in debt at December 31, 2009 and 2008, respectively, under these financing arrangements. Principal and interest payments totaled $0.5 million and $0.1 million respectively, during 2009. The highest amount outstanding during the year was $1.8 million and the weighted average interest rate for all financing agreements is 8.3%.

The Company has entered into fixed-price ethanol purchase and sale agreements with Center Oil Company. Gary R. Parker, President and Chief Executive Officer of Center Oil, is a member of the Company’s Board of Directors. The purchase and sale agreements are executed to hedge prices on a portion of the Company’s expected ethanol production. During the year ended December 31, 2009, cash receipts from Center Oil totaled $112.0 million and payments to Center Oil totaled $15.5 million on these contracts. During the nine months ended December 31, 2008, cash receipts and payments totaled $18.8 million and $0.4 million, respectively, on these contracts. The Company had $2.3 million included in accounts receivable at December 31, 2009 and no outstanding payables in current liabilities under these purchase and sale agreements. At December 31, 2008, the Company did not have any outstanding payables or receivables related to these purchase and sale agreements.

Blendstar Acquisition

On January 20, 2009, the Company acquired 51% of Blendstar LLC from Bioverda U.S. Holdings LLC, an affiliate of NTR plc, for $8.9 million. The purchase price is comprised of a $7.5 million January 2009 payment and the assumption of a liability to the former owners of this 51% interest, payable in three annual installments of $0.5 million, the first of which occurred in July 2009 and the present value of which was originally recorded at $1.4 million.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Accountants

On June 2, 2009, the Company dismissed L.L. Bradford & Company, LLC (“L.L. Bradford”) as its independent registered public accounting firm effective upon the filing of the Company’s Form 10-Q for the second quarter ending June 30, 2009. The Company’s Audit Committee participated in and approved the decision to change independent accountants. The Company notified L.L. Bradford of this decision on June 2, 2009.

The reports of L.L. Bradford on the consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through the interim period through June 2, 2009, there have been no disagreements with L.L. Bradford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of L.L. Bradford would have caused them to make reference thereto in their reports on the consolidated financial statements for such years.

During the two most recent fiscal years and through June 2, 2009, there have been no reportable events (as defined in Regulation S-K Item 304(a)(l)(v)).

The Company requested that L.L. Bradford furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter was filed as Exhibit 16.1 to the Company’s Form 8-K filed on June 5, 2009.

On June 2, 2009, the Company’s Audit Committee selected KPMG LLP (“KPMG”) as independent registered public accountants of the Company for the fiscal year ended December 31, 2009. During Green Plains’ two most recent fiscal years and in the subsequent period through June 2, 2009, neither Green Plains, nor anyone acting on its behalf, consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Green Plains’ financial statements, and no written report nor oral advice was provided by KPMG, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Fees

For the nine-month transition period ended December 31, 2008 (the “2008 transition period”) and through the filing of the Company’s Form 10-Q for the second quarter ended June 30, 2009, the Company retained L.L.

Bradford as its independent auditor. For the year ended December 31, 2009, KPMG was the Company’s independent auditor. The following table sets forth aggregate fees billed to the Company for professional services rendered by KPMG for the year ended December 31, 2009 and by L.L. Bradford for the 2008 transition period.

	2009	2008 (1)
Audit Fees	$392,321	$213,895
Audit-Related Fees	-	22,900
Tax Fees	-	-
All Other Fees	-	-

Total	$392,321	$236,795

(1)	2008 amounts include costs incurred during 2009 related to updating the December 31, 2008 opinion included in the Company’s report on Form 10-K, as amended, for the year ended December 31, 2009.

Audit Fees. Audit fees billed by L.L. Bradford and KPMG were for professional services rendered for the annual audit of the Company’s consolidated financial statements, quarterly review of the Company’s consolidated financial statements, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees billed by L.L. Bradford were for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, other than those previously reported under “Audit Fees.” Audit-related fees for the 2008 transition period related to professional services performed in connection with the Company’s regulatory filings on Forms S-8 and S-4.

Tax Fees. The Company did not utilize L.L. Bradford or KPMG for tax services related to the Company’s 2008 transition period or in 2009.

All Other Fees. There were no other fees billed by L.L. Bradford or KPMG related to the Company’s 2008 transition period or in 2009.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2009, and by L.L. Bradford during the 2008 transition period and during the first and second quarters of 2009, were approved in advance by the Company’s Audit Committee. The Audit Committee has considered whether the provision of the services performed by the Company’s principal accountant is compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2009, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2009, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 114 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2009. Based on these discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s report on Form 10-K, as amended, for the year ended on December 31, 2009.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gordon Glade

Brian Peterson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by the Company, the Company believes that all of its Directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the Company’s most recent calendar year, with the exception of Wayne Hoovestol and Todd Becker, each of whom filed one late report for one transaction.

OTHER MATTERS

Annual Report

This Proxy Statement has been preceded or accompanied by a copy of the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.gpreinc.com as soon as reasonably practicable after the Company files or furnishes such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with the Company’s annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Renewable Energy, Inc., Attention: Michelle S. Mapes, Corporate Secretary, 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of the Company’s Common Stock on March 10, 2010. The information found on the Company’s website is not part of this or any other report the Company files with or furnishes to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a shareholder proposal to be raised at its next annual meeting of shareholders in accordance with the requirements of the Company’s bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. The Company’s bylaws provide that timely written notice of a shareholder proposal must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting (which for a May 5th meeting date is on or before March 16th and on or after February 19th). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2011 annual meeting of shareholders, the shareholder’s notice must set forth: (i) a brief description of the business desired to be brought and the reasons for conducting such business at such meeting, (ii) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and by any other shareholders known by such shareholder to be supporting such proposal, and (iv) any material or financial interest of the shareholder in such business. The Company’s bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2011 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary of the Company at 9420 Underwood Avenue, Suite 100, Omaha, Nebraska 68114. This proposal must be received no later than December 9, 2010 to be considered for inclusion in the proxy statement for the 2011 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Appendix A

Green Plains Renewable Energy, Inc.

Audit Committee Charter

ORGANIZATION

There shall be a committee of the Board of Directors (the “Board”) of Green Plains Renewable Energy, Inc. (the “Company”) designated as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling their responsibility to the shareholders, potential shareholders, creditors and other stakeholders related to corporate accounting, reporting practices of the Company, and the quality and integrity of the Company’s financial reports. In so doing, it is the responsibility of the Audit Committee to maintain a free and open means of communication between committee members, the independent registered public accountants and Company management.

AUTHORITY

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. In connection with such investigations or otherwise, in the course of fulfilling its responsibilities under this charter, the Audit Committee shall have the authority to:

—	Appoint, oversee, approve the compensation of and, where appropriate, replace the independent registered public accountants.
—	Resolve any disagreements between management and the independent registered public accountants regarding financial reporting.
—	Pre-approve and review disclosure, where required, of all audit and non-audit services provided by the independent registered public accountant.
—	Approve the appointment, compensation, removal or replacement of the Company’s chief audit executive.
—	Oversee the operations of the Company’s internal audit department.
—	Retain special legal, accounting, or other consultants or advisors to advise it.
—

Determine the funding for such consultants or advisors, and may request any officer or employee of the Company, its outside legal counsel or independent registered public accountants to attend a meeting of the Audit Committee or to meet with any members of, or consultants or advisors to, the Audit Committee.

—	Determine the funding by the Company of ordinary administrative expenses of the Audit Committee that are necessary and appropriate in carrying out its duties.
—	Authorize any related party transaction or transactions in accordance with Board-approved parameters outlined in the Company’s Related Party Policy.
—	Meet with company officers, internal auditors, independent registered public accountants, or outside counsel, as necessary.
—	Seek any information it requires from employees — all of whom are directed to cooperate with the committee’s requests — or external parties.

The responsibilities of a member of the Audit Committee shall be in addition to such member’s duties as a member of the Board.

While the Audit Committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the Audit Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent registered public accountants. Nor shall it be the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s own policies.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be designated by the Committee as the audit committee financial expert in accordance with Rule 407(d)(5) of Regulation S-K and NASDAQ Rule 4350 (d)(2). The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed. Unless a chair is appointed by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee or its members are expected to meet for discussions with Company management frequently. There will be at least two formal meetings with Company management in the presence of the independent registered public accountants. The Audit Committee will hold separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee’s policies and procedures will remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

General

—

Maintain an effective Audit Committee charter approved by the Board. Review and assess the adequacy of the committee charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

—	Influence the overall Company “tone” for quality financial reporting, sound business risk controls and ethical behavior.
—	Monitor compliance with the Company code of conduct and regulatory requirements, and review and assess conflicts of interest and related-party transactions.
—

Establish and review procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding questionable accounting and auditing matters.

—	Review and approve required stock exchange certifications, if any, and proxy statement disclosure.
—	Periodically review and update the Audit Committee responsibilities calendar to reflect changes in regulatory requirements and authoritative guidance.

—	Evaluate the committee’s and individual members’ performance on a regular basis.
—	Institute and oversee special investigations as needed.
—	Perform other activities related to this charter as requested by the Board.
—	Confirm annually that all responsibilities outlined in this charter have been carried out.

Financial Statements

—

Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements. Concur on changes to accounting principles.

—	Review with management and the independent registered public accountants the results of the audit, including any difficulties encountered.
—	Review the interim and annual financial statements and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.
—	Review operational data and other sections of the interim and annual report and related regulatory filings before release and consider the accuracy and completeness of the information.
—	Review with management and the independent registered public accountants all matters required to be communicated to the committee under Generally Accepted Auditing Standards.
—	Understand how management develops interim financial information, and the nature and extent of internal and independent registered public accountants’ involvement.
—

Monitor the integrity and quality of annual and interim financial reporting to shareholders with management and the independent registered public accountants to determine that the independent registered public accountants are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

Internal Controls

—

Emphasize the adequacy of internal controls to identify any payments, transactions or procedures that might be deemed illegal or otherwise improper. Review the Company’s policy statements to enforce adherence to its code of conduct.

—	On a regular basis, monitor the integrity and quality of internal financial and operating information used by management in its decision-making processes.
—	Consider the effectiveness of the organization’s risk management and internal control system, including information technology security and control.
—	Review and discuss with the CEO and CFO the organization’s internal/disclosure controls and procedures and any material control weaknesses and fraud.
—

Understand the scope of internal audit’s review of risk management and internal controls over financial and operational reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

—

Understand the scope of the independent registered public accountants’ review of internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

—

Review with management and the independent registered public accountants their respective assessments and attestation of the effectiveness of the organization’s internal controls and procedures for financial reporting.

Internal Audit

—	Review with management and the chief audit executive the charter, plans, activities, staffing, resources and organizational structure of the internal audit activity.
—	Ensure there are no unjustified restrictions or limitations imposed upon internal audit personnel, and review and concur in the appointment, replacement or dismissal of the chief audit executive.

—	Set clear Company hiring policies for partners and employees of the external audit firm consistent with prevailing regulatory requirements.
—	Review the effectiveness of the internal audit activity, including compliance with The Institute of Internal Auditors’ International Standards for the Professional Practice of Internal Auditing.
—	Review the performance of the chief audit executive and exercise final approval on his/her appointment, compensation and discharge.
—	On a regular basis, meet separately with the chief audit executive to discuss any matters that the committee or internal audit personnel believe should be discussed privately.

Independent Registered Public Accountants

—

Review and recommend to the Board the Audit Committee’s choice of independent registered public accounting firm and the level of fees for audits of the Company’s financial statements. Recommend dismissal when necessary. The Company’s independent registered public accountants shall ultimately be accountable to the Audit Committee and the Board as representatives of the shareholders.

—	Maintain an active dialog with the independent registered public accountants to identify and disclose any relationship or services that may affect the objectivity and independence of the auditors.
—

Meet with the independent registered public accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent registered public accountants.

—

Provide sufficient opportunity for the independent registered public accountants to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent registered public accountants’ evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent registered public accountants received during the course of the audit.

—	Ensure that the independent registered public accountants review interim financial statements and discuss with them the results of their review before the Company files its Form 10-Q.
—	Consider and review with the independent registered public accountants:
o	Any significant findings in the independent registered public accountants’ SAS 71 interim financial statement review prior to the Company’s filing of its Form 10-Q.
o	The adequacy of the Company’s internal controls including computerized information system controls and security.
o	Any significant findings and recommendations of the independent registered public accountants together with management’s responses thereto.
—	Provide a report of the Audit Committee’s findings that result from its financial reporting oversight responsibilities including representation that the Audit Committee has:
o	Discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended,
o	Received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Discussions with Audit Committees, as amended, by the Independence Standards Board,
o	Discussed with the auditors the auditors’ independence.
o	This report from the Audit Committee is to be included in proxy statements filed by the Company.
—

Conduct an annual quality discussion with the independent registered public accountants wherein the independent registered public accountants discuss their judgment about the quality, not just the acceptability, of the Company’s accounting principles as applied in it financial reporting.

—	Assess independent auditor performance.

000004

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two electronic voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 4, 2010.

Vote by Internet •Log on to the Internet and go to www.envisionreports.com/GPRE •Follow the steps outlined on the secured website.

Vote by telephone

•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•Follow the instructions provided by the recorded message.

Vote by mail •Mark, sign, and date your proxy card and return it in the postagepaid envelope we have provided or return it to Vote Processing, c/o P.O. Box 43070, Providence, RI 02940-3070.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Election of Directors — The Board of Directors recommends that you vote FOR the following nominees.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - James Crowley	☐	☐	02 - Gordon Glade	☐	☐	03 - Gary Parker	☐	☐

NOTE:	In his discretion, the Proxy is authorized to vote on such other business as may properly come before the meeting.

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.
		Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted — Date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders: The Notice and Proxy Statement and our 2009 Annual Report are available at www.edocumentview.com/GPRE.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Green Plains Renewable Energy, Inc.

PROXY CARD FOR 2010 ANNUAL MEETING OF SHAREHOLDERS OF

GREEN PLAINS RENEWABLE ENERGY, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Todd A. Becker as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all voting shares of common stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on March 10, 2010, at the Annual Meeting of Shareholders to be held on May 5, 2010, or any adjournment thereof.